UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2012

WESTPOINT ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-175313	27-4251960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Center Drive, Suite 200
Henderson, Nevada
(Address of Principal Executive Offices)

89052
(Zip Code)

(702) 940-2333
(Registrant’s Telephone Number, Including Area Code)
                                                                                                   _________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On October 2, 2012 Westpoint Energy, Inc. (the “Registrant”) appointed Mr. Frank Bain as Secretary and Director of the Registrant.

Mr. Bain, age 60, has thirty six years of experience in the exploration for and mining of copper, gold, rare earth elements and uranium.  His responsibilities have included project management, generation and assessment of mining and exploration projects with extensive experience in geochemistry, geophysics, surface and subsurface geologic mapping, core, rotary, and reverse circulation drilling, data evaluation and interpretation, and technical report writing and working with regulatory agencies at the state and federal level.  From 2010 to present, he has been a consulting geologist for a wide variety of companies in the mineral exploration sector.  From 2007 to 2009 he was an exploration manager and geologist for Vane Minerals and from 2004 to 2007 he was a field office geologist for the Department of the Interior, Bureau of land Management in Wyoming.  Mr. Bain is a Registered Professional Geologist in Wyoming and has Bachelor of Science Degrees in Geology and in Land Management from the University of Northern Arizona.  Both degrees were earned in 1975.  Mr. Bain was appointed to his positions with the Registrant due to his industry experience.

Effective as of October 1, 2012, Jack Adams resigned from his positions as Secretary and Director of the Registrant.

For all the terms and provisions of the subscription agreement, reference is hereby made to such document annexed hereto as Exhibits 10.1.  All statements made herein concerning the foregoing are qualified in their entirety by reference to said exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

10.1	Service Agreement Dated October 2, 2012 between Frank Bain and Westpoint Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westpoint Energy, Inc.
(Registrant)

By: /s/ Jarnail Dhaddey
Name: Jarnail Dhaddey Title: President, Chief Executive Officer and Treasurer (Principal Executive, Financial, and Accounting Officer)

Date:  October 5, 2012